KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
Q U A R T E R L Y  F I N A N C I A L  D A T A  ( U N A U D I T E D )




                                                                           Quarter Ended
                                                  ----------------------------------------------------------------
(In millions of dollars, except share amounts)         March 31,        June 30,   September 30,    December 31,
------------------------------------------------------------------------------------------------------------------
1998
     Net sales                                    $       597.0   $       614.8   $       541.6   $       503.0
     Operating income (loss)                               44.8            55.3            30.8           (40.3)
     Net income (loss)                                     12.0            16.7            10.8 (1)       (38.9)(2)

     Earnings (loss) per share:
          Basic/Diluted                                     .15             .21             .14            (.49)(2)
     Common stock market price:
          High                                               11          11-5/8           9-5/8           7-3/4
          Low                                             8-1/8           8-7/8           5-5/8           4-5/8

1997
     Net sales                                    $       547.4   $       597.1          $634.1          $594.6
     Operating income                                      31.3            35.3            54.5            46.9
     Net income                                             2.6            13.7 (3)        17.5            14.2
     Earnings per share:
          Basic/Diluted                                     .01             .16             .22             .18
     Common stock market price:
          High                                            13-5/8          12-1/4             16           14-7/8
          Low                                             10-7/8          10-1/8          11-5/8           8-3/8



(1) Includes two essentially offsetting non-recurring items, a favorable $8.3 non-cash tax provision benefit resulting from the resolution of certain matters and an approximate $10.0 unfavorable gross profit impact of preparing for a strike by employees represented by the USWA at five locations.
(2) Includes an unfavorable pre-tax strike-related gross profit impact of approximately $50.0, and a non-cash pre-tax charge of $45.0 related to impairment of the Company's Micromill assets.
     Excluding these items basic earnings per share would have been approximately $.29.
(3) Includes a $19.7 pre-tax charge for restructuring of operations, an offsetting after-tax benefit of $12.5 related to the settlement of certain tax matters and a $5.8 pre-tax charge for litigation matters.


KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
F I V E - Y E A R  F I N A N C I A L  D A T A
C O N S O L I D A T E D  B A L A N C E  S H E E T S



                                                                                   December 31,
                                                  ------------------------------------------------------------------------------
(In millions of dollars)                                    1998            1997            1996            1995            1994
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents                    $        98.3   $        15.8   $        81.3   $        21.9   $        17.6
     Receivables                                          282.7           340.2           252.4           308.6           199.2
     Inventories                                          543.5           568.3           562.2           525.7           468.0
     Prepaid expenses and other current assets            105.5           121.3           127.8            76.6           158.0
                                                  --------------  --------------  --------------  --------------  --------------
          Total current assets                          1,030.0         1,045.6         1,023.7           932.8           842.8

Investments in and advances to unconsolidated
     affiliates                                           128.3           148.6           168.4           178.2           169.7
Property, plant, and equipment - net                    1,108.7         1,171.8         1,168.7         1,109.6         1,133.2
Deferred income taxes                                     377.9           330.6           264.5           269.1           271.2
Other assets                                              346.0           317.3           308.7           323.5           281.2
                                                  --------------  --------------  --------------  --------------  --------------
          Total                                   $     2,990.9   $     3,013.9   $     2,934.0   $     2,813.2   $     2,698.1
                                                  ==============  ==============  ==============  ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accruals                $       432.7   $       457.3   $       453.4   $       451.2   $       439.3
     Accrued postretirement medical benefit
          obligation - current portion                     48.2            45.3            50.1            46.8            47.0
     Payable to affiliates                                 77.1            82.7            97.0            94.2            85.3
     Long-term debt - current portion                        .4             8.8             8.9             8.9            11.5
                                                  --------------  --------------  --------------  --------------  --------------
          Total current liabilities                       558.4           594.1           609.4           601.1           583.1

Long-term liabilities                                     532.9           491.9           458.1           548.5           495.5
Accrued postretirement medical benefit obligation         694.3           720.3           722.5           734.0           734.9
Long-term debt                                            962.6           962.9           953.0           749.2           751.1
Minority interests                                        123.5           127.7           121.7           122.7           116.2

Stockholders' equity:
     Preferred stock                                       -               -                 .4              .4              .6
     Common stock                                            .8              .8              .7              .7              .6
     Additional capital                                   535.4           533.8           531.1           530.3           527.8
     Retained earnings (accumulated deficit)             (417.0)         (417.6)         (460.1)         (459.9)         (502.6)
     Accumulated other comprehensive income                -               -               (2.8)          (13.8)           (9.1)
                                                  --------------  --------------  --------------  --------------  --------------
          Total stockholders' equity                      119.2           117.0            69.3            57.7            17.3
                                                  --------------  --------------  --------------  --------------  --------------
          Total                                   $     2,990.9   $     3,013.9   $     2,934.0   $     2,813.2   $     2,698.1
                                                  ==============  ==============  ==============  ==============  ==============

Debt-to-capital ratio(1)                                   76.9            77.8            81.2            78.1            82.4



(1)  Total of long-term debt - current portion and long-term debt
     (collectively "total debt") as a ratio of total debt, deferred income tax liabilities, minority interests, and stockholders' equity.

 KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
 F I V E - Y E A R  F I N A N C I A L  D A T A
 S T A T E M E N T S  O F  C O N S O L I D A T E D  I N C O M E
 ( L O S S )



                                                                              Year Ended December 31,
                                                  ------------------------------------------------------------------------------
(In millions of dollars, except share amounts)              1998            1997            1996            1995            1994
--------------------------------------------------------------------------------------------------------------------------------

Net sales                                         $     2,256.4   $     2,373.2   $     2,190.5   $     2,237.8   $     1,781.5
                                                  --------------  --------------  --------------  --------------  --------------

Costs and expenses:
     Cost of products sold                              1,906.2         1,951.2         1,857.5         1,787.0         1,613.9
     Depreciation and amortization                         99.1           102.5           107.6           105.7           107.0
     Selling, administrative, research and
          development, and general                        115.5           131.8           127.6           134.5           116.8
     Impairment of Micromill(TM) assets/
          restructuring of operations                      45.0            19.7            -               -               -
                                                  --------------  --------------  --------------  --------------  --------------
          Total costs and expenses                      2,165.8          2,205.2        2,092.7         2,027.2         1,837.7
                                                  --------------  --------------  --------------  --------------  --------------

Operating income (loss) (1)                                90.6           168.0            97.8           210.6           (56.2)

Other income (expense):
     Interest expense                                    (110.0)         (110.7)          (93.4)          (93.9)          (88.6)
     Other - net                                            3.5             3.0            (2.7)          (14.1)           (7.3)
                                                  --------------  --------------  --------------  --------------  --------------

Income (loss) before income taxes, minority
     interests, and extraordinary loss                    (15.9)           60.3             1.7           102.6          (152.1)

Benefit (provision) for income taxes                       16.4            (8.8)            9.3           (37.2)           53.8

Minority interests                                           .1            (3.5)           (2.8)           (5.1)           (3.1)
                                                  --------------  --------------  --------------  --------------  --------------

Income (loss) before extraordinary loss                      .6            48.0             8.2            60.3          (101.4)

Extraordinary loss on early extinguishments of
     debt, net of tax benefit of $2.9                      -               -               -               -               (5.4)
                                                  --------------  --------------  --------------  --------------  --------------
Net income (loss)                                            .6            48.0             8.2            60.3          (106.8)

Preferred stock dividends                                  -               (5.5)           (8.4)          (17.6)          (20.1)
                                                  --------------  --------------  --------------  --------------  --------------
Net income (loss) available to common
     shareholders                                 $          .6   $        42.5   $         (.2)  $        42.7   $      (126.9)
                                                  ==============  ==============  ==============  ==============  ==============

Earnings (loss) per share:
     Basic/Diluted                                $         .01   $         .57   $         .00   $         .69   $       (2.18)

Weighted average shares outstanding (000):
     Basic                                               79,115          74,221          71,644          62,000          58,139

     Diluted                                             79,156          74,382          71,644          62,264          58,139





(1)  1998 includes an adverse strike-related impact of approximately $60.0.